                                                                  EXECUTION COPY


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                           PURCHASE AND SALE AGREEMENT



                                   dated as of


                                  July 26, 2002


                                 by and between


                          THE WILLIAMS COMPANIES, INC.

                                       and

                          LEUCADIA NATIONAL CORPORATION




================================================================================

                               TABLE OF CONTENTS

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

ARTICLE I  DEFINITIONS AND INTERPRETATION.........................................................................1
   Section 1.01.  Definitions.....................................................................................1
   Section 1.02.  Interpretation..................................................................................7

ARTICLE II  SALE OF CLAIMS........................................................................................7
   Section 2.01.  Sale of the Claims and the WCG Note.............................................................7
   Section 2.02.  Excluded Claims.................................................................................8
   Section 2.03.  Closing Payment.................................................................................8
   Section 2.04.  Closing.........................................................................................8
   Section 2.05.  Deliveries by Seller............................................................................8
   Section 2.06.  Deliveries by Purchaser.........................................................................9
   Section 2.07.  Purchase Price Allocation.......................................................................9

ARTICLE III  REPRESENTATIONS AND WARRANTIES......................................................................10
   Section 3.01.  Representations of Seller......................................................................10
   Section 3.02.  Representations of Purchaser...................................................................11

ARTICLE IV  COVENANTS AND AGREEMENTS.............................................................................12
   Section 4.01.  February 23, 2002 Letter.......................................................................12
   Section 4.02.  Communications Investment......................................................................12
   Section 4.03.  No Shop........................................................................................13
   Section 4.04.  Impairment.....................................................................................13
   Section 4.05.  Purchaser Support of Plan and TWC Settlement Agreement.........................................13
   Section 4.06.  Seller Support of Plan.........................................................................14
   Section 4.07.  Voting.........................................................................................14
   Section 4.08.  Seller Rights..................................................................................14
   Section 4.09.  Non-assumption of Liabilities..................................................................14
   Section 4.10.  Condition of Claims and WCG Note...............................................................14
   Section 4.11.  Make-Whole Provision...........................................................................15
   Section 4.12.  HSR Act........................................................................................16
   Section 4.13.  Covenant to Satisfy Conditions.................................................................16
   Section 4.14.  Further Assurances.............................................................................16

ARTICLE V  CONDITIONS PRECEDENT..................................................................................16
   Section 5.01.  Conditions to Purchaser's Obligation to Effect the Closing.....................................16
   Section 5.02.  Conditions to Seller's Obligation to Effect the Closing........................................17

ARTICLE VI  TERMINATION..........................................................................................18
   Section 6.01.  Termination....................................................................................18
   Section 6.02.  Effect of Termination..........................................................................19
   Section 6.03.  Liquidated Damages.............................................................................19

ARTICLE VII  MISCELLANEOUS.......................................................................................19
   Section 7.01.  Expenses.......................................................................................19
   Section 7.02.  Extension; Waiver..............................................................................19

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
   Section 7.03.  Transfer Taxes.................................................................................19
   Section 7.04.  Notices........................................................................................19
   Section 7.05.  Entire Agreement; Amendment....................................................................21
   Section 7.06.  Governing Law..................................................................................21
   Section 7.07.  Jurisdiction...................................................................................21
   Section 7.08.  Counterparts...................................................................................21
   Section 7.09.  Severability...................................................................................21
   Section 7.10.  Headings.......................................................................................21
   Section 7.11.  Assignment.....................................................................................22
   Section 7.12.  Successors and Assigns.........................................................................22
   Section 7.13.  No Third-Party Beneficiaries...................................................................22
   Section 7.14.  Publicity......................................................................................22

Schedules

Schedule 2.01(a)(i)                                   ADP Claims
Schedule 2.02(a)                                      Services Agreements


Exhibits

Exhibit A                                             Plan
Exhibit B                                             Form of Claims Assignment
Exhibit C                                             Investment Agreement
Exhibit D                                             TWC Settlement Agreement

                           PURCHASE AND SALE AGREEMENT

                  This PURCHASE AND SALE AGREEMENT, dated as of July 26, 2002, by and between THE WILLIAMS COMPANIES, INC., a Delaware corporation ("Seller") and LEUCADIA NATIONAL CORPORATION, a New York corporation ("Purchaser").


                                   WITNESSETH:

                  WHEREAS, Seller owns certain claims against Williams Communications Group, Inc., a Delaware corporation ("Communications") and certain of its affiliates (collectively, "WCG");

                  WHEREAS, Seller, in its capacity as the agent of the Indenture Trustee (as defined below) pursuant to Section 9.04 of the Trust Note Indenture (as defined below) has the right and ability to direct the sale of the WCG Note (as defined below) at the highest reasonably available market price (on an arm's length basis);

                  WHEREAS, Seller has determined after due inquiry that the portion of the Purchase Price (as defined below) allocated to the WCG Note pursuant to this Agreement is the highest reasonably available market price (on an arm's length basis) for the WCG Note;

                  WHEREAS, Communications and its subsidiary, CG Austria, Inc., a Delaware corporation (collectively, the "Debtors") are debtors in possession, having filed voluntary petitions on April 22, 2002, for relief pursuant to chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101-1330 (as amended, the "Bankruptcy Code"), whose cases are pending in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") and procedurally consolidated under Case No. 02-11957 (the "Bankruptcy Case");

                  WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Claims (as defined below) and the WCG Note, in the manner and subject to the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         Section 1.01. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise, the following capitalized terms shall have the following meanings:

                  "ADP Claims" has the meaning set forth in Section 2.01(a)(i).

                  "Affiliate" shall mean, with respect to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person; provided that, for the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

                  "Agreement" shall mean this Purchase and Sale Agreement, together with the Schedules and Exhibits hereto, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Law" shall mean any applicable law, regulation, rule, order, judgment or decree.

                  "April Agreement" shall mean the agreement dated as of April 19, 2002 by and among Debtors, WCL, certain Subsidiaries of WCG, certain Bondholders and certain Lenders, as amended, supplemented or otherwise modified from time to time.

                  "Asset Defeasance Program" shall mean the transactions pursuant to which WCL leased certain property from State Street Bank and Trust Company of Connecticut, National Association, as trustee, as set forth in (i) the Amended and Restated Participation Agreement, dated as of September 2, 1998, among Williams Communications, Inc., State Street Bank and Trust Company of Connecticut, National Association, as trustee and various other parties named therein, and (ii) the Operative Documents (as defined therein), as amended, supplemented or otherwise modified from time to time.

                  "Bank Agent" shall mean Bank of America, N.A., as agent under the WCG Bank Facility.

                  "Bankruptcy Case" has the meaning set forth in the recitals hereof.

                  "Bankruptcy Code" has the meaning set forth in the recitals hereof.

                  "Bankruptcy Court" has the meaning set forth in the recitals hereof.

                  "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure, as the same are applicable to the Bankruptcy Case.

                  "Bondholders" shall mean the holders of the Senior Redeemable Notes.

                  "Building Purchase" shall mean the purchase by WTC of all of the Property for (1) Fifty Million Dollars ($50,000,000) in cash (subject to adjustment as set forth in the agreements and documents evidencing the Building Purchase), and (ii) the issuance by WTC and Communications (or, pursuant to the terms of such agreement, Reorganized Communications), as makers, and WCL, as guarantor, of a 10-year promissory note made payable to Williams Headquarters Building Company, a Delaware corporation, in the amount of One Hundred

Million Dollars ($100,000,000) (reduced by the amount realized from the disposition or refinancing of the outstanding Aircraft Dry Leases, dated September 13, 2001, or the aircraft covered thereby, as set forth in the agreements and documents evidencing the Building Purchase) with interest at the rate of 7% per annum, and principal to be amortized until maturity on the basis of a 30-year schedule, the payment of which shall be secured by a first lien mortgage and security interest in and to the Property.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close or are otherwise generally closed.

                  "Causes of Action" shall mean all rights, claims, causes of action, defenses, demands, rights to recover damages and debts from third parties, and rights to enforce against third parties obligations and liabilities of any kind or nature under contract, at law or in equity, known or unknown, contingent or mature, liquidated or unliquidated, and all remedies with respect thereto.

                  "Claims" shall mean the ADP Claims and the Pre-Spin Services Claims.

                  "Claims Assignment" shall mean the Assignment of Claims to be executed by Seller with respect to the ADP Claims and the Pre-Spin Services Claims in substantially the form attached hereto as Exhibit B.

                  "Claims Documents" shall mean all guarantees, security agreements, mortgages, deeds of trust, letters of credit, reimbursement agreements, waivers, supplements, modifications and amendments and all other documents and agreements evidencing (i) the ADP Claims and (ii) the Pre-Spin Services Claims.

                  "Claims Exchange Consideration" has the meaning set forth in
Section 4.11(a).

                  "Closing" has the meaning set forth in Section 2.04.

                  "Closing Date" has the meaning set forth in Section 2.04.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Committee" shall mean the Official Committee of Unsecured Creditors appointed in the Bankruptcy Case.

                  "Communications" has the meaning set forth in the recitals hereof.

                  "Communications Investment" shall mean the investment by Purchaser of One Hundred Fifty Million Dollars ($150,000,000) in Communications or Reorganized Communications pursuant to the Investment Agreement.

                  "Confidentiality Agreement" shall mean the Confidentiality Agreement between Purchaser and Seller dated May 23, 2002, as amended, supplemented or otherwise modified from time to time.

                  "Confirmation Order" has the meaning set forth in Section 5.01(g).

                  "Debtors" has the meaning set forth in the recitals hereof.

                  "Disclosure Statement" has the meaning set forth in Section 4.05(b).

                  "Excluded Claims" has the meaning set forth in Section 2.02.

                  "February 23 Agreement" has the meaning set forth in Section 4.01.

                  "Final Order" shall mean (a) an order or judgment of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or other proceedings for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or, (b) in the event that an appeal, petition for certiorari, or for reargument or rehearing has been sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed or from which reargument or rehearing was sought, or certiorari has been denied, and the time to take any further appeal, petition for certiorari or other proceedings for reargument or rehearing shall have expired; provided, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Rule 7024 of the Bankruptcy Rules may be filed with respect to such order.

                  "Governmental Entity" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indenture Trustee" shall mean Wells Fargo, N.A., a national banking association, as successor to United States Trust Company of New York, a New York banking corporation, as indenture trustee and securities intermediary under the Trust Note Indenture.

                  "Investment Agreement" shall mean the investment agreement, of even date herewith, by and among Purchaser, Communications and WCL, pursuant to which Purchaser shall make the Communications Investment, a true and correct copy of which is attached hereto as Exhibit C.

                  "Issuer" shall mean WCG Note Trust, a special purpose statutory business trust created under the laws of the state of Delaware.

                  "Issuer Trustee" shall mean Wilmington Trust Company, in its capacity as Issuer's trustee.

                  "Lenders" shall mean the lenders under the WCG Bank Facility.

                  "Note Documents" shall mean the WCG Note, the WCG Note Indenture, the Trust Note Indenture and all guarantees, security agreements, mortgages, deeds of trust, letters of credit, remarketing and reimbursement agreements, waivers, supplements, modifications and amendments and all other documents and agreements evidencing (i) the WCG Note,
(ii) the WCG Note Indenture and (iii) the Trust Note Indenture.

                  "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

                  "Plan" shall mean the First Amended Chapter 11 Plan Of Reorganization With Respect To The Debtors, dated as of July 26, 2002, a true and correct copy of which is attached hereto as Exhibit A, as it may be amended or modified from time to time with the consent of Seller and Purchaser.

                  "Plan Effective Date" shall mean the date on which the Plan is consummated and becomes effective and binding in all material respects.

                  "Pre-Spin Services Agreement" shall mean the Administrative Services Agreement by and between Seller and certain of its Subsidiaries on the one hand, and Communications and certain of its Subsidiaries on the other hand, dated September 30, 1999, as deferred pursuant to that certain letter agreement dated April 23, 2001, and further deferred pursuant to that certain letter agreement dated February 23, 2002.

                  "Pre-Spin Services Claims" has the meaning set forth in
Section 2.01(a)(ii).

                  "Property" shall mean all of the property covered by the Master Lease Agreement, dated September 13, 2001 (including the building, improvements, furniture and fixtures, and the parking garage, but excluding the central plant.)

                  "Purchase Price" has the meaning set forth in Section 2.03.

                  "Purchaser" has the meaning set forth in the preamble hereof.

                  "Reorganized Communications" shall mean any successor to Communications under the Plan.

                  "SBC" shall mean SBC Communications Inc., a Delaware corporation.

                  "Seller" has the meaning set forth in the preamble hereof.

                  "Senior Redeemable Notes" shall mean Communications' (i) 10.875% fixed rate notes due October 1, 2009, (ii) 10.70% fixed rate notes due October 7, 2007, (iii) 11.70% fixed rate notes due August 1, 2008 and (iv) 11.875% fixed rate notes due August 1, 2010.

                  "Services Agreements" shall mean (i) the Amended and Restated Administrative Services Agreement between Seller and certain of its Subsidiaries on the one hand, and Communications and certain of its Subsidiaries on the other hand, effective April 23, 2001, (ii) the Supplemental Terms and Conditions to the Master Administrative Services Agreement between Seller and certain of its Subsidiaries on the one hand, and Communications and certain of its Subsidiaries on the other hand and (iii) the several related Service Level Agreements set forth on Schedule 2.02(a).

                  "Subsidiary" shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

                  "Tax Sharing Agreement" shall mean the Tax Sharing Agreement entered into as of September 30, 1999, by and between Seller and Communications, as amended and restated as of April 23, 2001.

                  "Transactions" shall mean all the transactions provided for or contemplated by this Agreement.

                  "Trust Note Indenture" shall mean the Indenture dated as of March 28, 2001, among the Issuer, WCG Note Corp., Inc., a special purpose corporation organized under the laws of the state of Delaware, as co-issuer of 8.25% Senior Secured Notes due 2004, and the Indenture Trustee.

                  "TWC Settlement Agreement" shall mean the agreement by and among Seller, Debtors, the Committee and Purchaser compromising and settling various disputes and issues between them and their respective Subsidiaries, a true and correct copy of which is attached hereto as Exhibit D.

                  "TWC Settlement Order" shall mean the order of the Bankruptcy Court, which may be the Confirmation Order, approving the TWC Settlement Agreement, on terms that are acceptable to Purchaser and Seller.

                  "WCG" has the meaning set forth in the recitals hereof.

                  "WCG Bank Facility" shall mean the Amended and Restated Credit Agreement dated as of September 8, 1999, as amended, among WCL, as borrower, Communications, as guarantor, the Bank Agent, the Lenders, The Chase Manhattan Bank, as syndication agent, Salomon Smith Barney Inc. and Lehman Brothers, Inc., as joint lead arrangers and joint bookrunners with respect to the Incremental Facility referred to therein, and Salomon Smith Barney Inc., Lehman Brothers, Inc. and Merrill Lynch & Co., Inc., as co-documentation agents.

                  "WCG Note" shall mean the $1.5 Billion 8.25% Senior Reset Note due 2008 issued by Communications to the Issuer pursuant to the WCG Note Indenture and the Participation Agreement (as defined in the Trust Note Indenture).

                  "WCG Note Indenture" shall mean the Indenture dated as of March 28, 2001, between Communications and United States Trust Company of New York, a New York banking corporation, as trustee.

                  "WCL" has the meaning set forth in Section 2.01(a)(i).

                  "WTC" shall mean Williams Technology Center, LLC, a Delaware limited liability company.

         Section 1.02. Interpretation. When a reference is made in this Agreement to a section, article, paragraph, exhibit or schedule, such reference shall be to a section, article, paragraph, exhibit or schedule of this Agreement unless clearly indicated to the contrary.

                  (a) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

                  (b) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (c) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                  (d) A reference to any party to this Agreement or any other agreement or document shall include such party's predecessors, successors and permitted assigns.

                  (e) A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

                  (f) References to Dollars or $ are to United States Dollars.

                                   ARTICLE II

                                 SALE OF CLAIMS

         Section 2.01. Sale of the Claims and the WCG Note. On the terms, and subject to the conditions, set forth in this Agreement:

                  (a) Seller agrees to sell, assign, transfer and deliver to Purchaser on the Closing Date and Purchaser agrees to purchase from Seller on the Closing Date, all of Seller's right, title and interest in and to the Claims against WCG identified as follows:

                           (i) All Causes of Action of Seller, together with all
                  collateral therefor and proceeds thereof, arising from Seller's guaranty of the obligations of

                  Williams Communications, LLC, a Delaware limited liability company and a wholly owned Subsidiary of Communications ("WCL"), under the Asset Defeasance Program, the provision of other financial accommodations in connection therewith and the payment of WCL's obligations thereunder pursuant to the agreements set forth on Schedule 2.01(a)(i) (the "ADP Claims"); and

                           (ii) All Causes of Action of Seller, together with
                  all collateral therefor and proceeds thereof, arising from the Pre-Spin Services Agreement (the "Pre-Spin Services Claims").

                  (b) Seller, in its capacity as agent of the Indenture Trustee under the Trust Note Indenture, agrees to sell, assign, transfer and deliver to Purchaser on the Closing Date and Purchaser agrees to purchase from Seller (in its capacity as agent of the Indenture Trustee under the Trust Note Indenture) on the Closing Date, all of the Issuer's right, title and interest in and to the WCG Note.

         Section 2.02. Excluded Claims. It is expressly understood and agreed that the Claims shall not include any other claims or assets, including, without limitation, the Causes of Action of Seller and its Affiliates under the following agreements (the "Excluded Claims"):

                  (a) the Services Agreements;

                  (b) the Tax Sharing Agreement;

                  (c) the Amended and Restated Employee Benefits Agreement with WCG, dated April 23, 2001;

                  (d) the Trademark License Agreement and the Cross-License Agreement, both effective as of April 23, 2001 between Seller and WCG; and

                  (e) the Relocation Services Agreement with WCG, effective as of January 2, 2002.

         Section 2.03. Closing Payment. In consideration for the purchase by Purchaser of the Claims and the WCG Note, on the Closing Date Purchaser shall pay to Seller (or such other party or parties as Seller shall direct) One Hundred Eighty Million Dollars ($180,000,000) in the aggregate (the "Purchase Price") in cash.

         Section 2.04. Closing. The sales referred to in Section 2.01 (the "Closing") shall take place at 10:00 A.M., New York time, at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, simultaneously with the satisfaction or waiver of all of the conditions set forth in Article V hereof, or at such other time and date as Seller and Purchaser shall agree ("Closing Date").

         Section 2.05. Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Purchaser (unless previously delivered), the following:

                  (a) a duly executed Claims Assignment;

                  (b) the WCG Note, with an attached Transfer Notice in favor of Purchaser duly executed by the Issuer Trustee on behalf of the Issuer; and

                  (c) all other previously undelivered documents required by this Agreement to be delivered by Seller to Purchaser at or prior to the Closing in connection with the Transactions.

         Section 2.06. Deliveries by Purchaser. At the Closing, Purchaser shall deliver to Seller (unless previously delivered), the following:

                  (a) the Purchase Price by wire transfer of immediately available funds to the account or accounts identified by Seller at least two Business Days prior to the Closing Date;

                  (b) a duly executed Claims Assignment; and

                  (c) all other previously undelivered documents required by this Agreement to be delivered by Purchaser to Seller at or prior to the Closing in connection with the Transactions.

         Section 2.07. Purchase Price Allocation. Seller and Purchaser agree to allocate the Purchase Price to be paid for the Claims and the WCG Note as follows:

                  (a) One Hundred Eleven Million Seven Hundred Seventy Five Thousand Five Hundred Fifty Six Dollars and Seventy Three Cents ($111,775,556.73) for the WCG Note;

                  (b) Sixty Million Thirty Nine Thousand Six Hundred Fifty Five Dollars and Eighty Cents ($60,039,655.80) for the ADP Claims; and

                  (c) Eight Million One Hundred Eighty Four Thousand Seven Hundred Eighty Seven Dollars and Forty Seven Cents ($8,184,787.47) for the Pre-Spin Services Claims.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.01. Representations of Seller. Seller represents and warrants to Purchaser as follows:

                  (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware;

                  (b) Seller has the requisite power and authority to execute and deliver this Agreement and any other agreements or instruments contemplated by this Agreement to be executed by it and to perform its obligations hereunder and thereunder, including, without limitation, to act as agent of the Indenture Trustee under the Trust Note Indenture with respect to the sale of the WCG Note;

                  (c) This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

                  (d) When executed and delivered as provided in this Agreement, each other agreement and instrument contemplated hereby to be executed by Seller will be a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

                  (e) None of the execution and delivery of this Agreement or the other agreements and instruments contemplated by this Agreement to be executed by Seller, the consummation by Seller of the Transactions or compliance by Seller with any of the provisions hereof or thereof will (i) conflict with or constitute a breach of or default under any of Seller's charter or bylaws, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under, any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind (including any of the foregoing relating to the Claims or the WCG Note) to which Seller is a party or by which Seller or any of its properties or assets may be bound, (iii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Seller or any of its properties or assets or
         (iv) require any order, consent, approval or authorization of, or notice to, or declaration, filing, application, qualification or registration with, any Governmental Entity, except with respect to the foregoing clauses (ii)-(iv), as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Seller to consummate the Transactions;

                  (f) As of the Closing Date, and upon the assignment and assumption of the Claims and the transfer of the WCG Note, (i) Seller will have transferred to Purchaser all of Seller's right, title and interest in and to the Claims and (ii) Seller, in its capacity as agent of the Indenture Trustee under the Trust Note Indenture, will have transferred to Purchaser all of the Issuer's right, title and interest in and to the WCG Note;

                  (g) As of April 22, 2002, (i) the ADP Claims had a nominal value of Seven Hundred Fifty Three Million Eight Hundred Sixty Seven Thousand One Hundred and Twenty Eight Dollars and Fifty Cents ($753,867,128.50), plus the right to accrued and unpaid interest; (ii) the Pre-Spin Services Claims had a nominal value of One Hundred Eight Million Two Hundred Fifty Thousand Dollars ($108,250,000), plus the right to accrued and unpaid interest; and (iii) the WCG Note had a face value of One Billion Five Hundred Million Dollars ($1,500,000,000);

                  (h) Correct and complete copies of all of the material Claims Documents and material Note Documents have been delivered to Purchaser prior to the date hereof;

                  (i) No broker, finder or other Person acting under Seller's authority is entitled to any broker's commission or other fee in connection with the Transactions for which Purchaser could be responsible; and

                  (j) Except for the representations and warranties contained in this Section 3.01, neither Seller nor any other Person makes any other express or implied representation or warranty to Purchaser.

         Section 3.02. Representations of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

                  (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of New York;

                  (b) Purchaser has the requisite power and authority to execute and deliver this Agreement and any other agreements or instruments contemplated by this Agreement to be executed by Purchaser and to perform its obligations hereunder and thereunder;

                  (c) This Agreement has been duly executed and delivered by Purchaser and this Agreement constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

                  (d) When executed and delivered as provided in this Agreement, each other agreement and instrument contemplated hereby to be executed by Purchaser will be a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

                  (e) None of the execution and delivery of this Agreement and any other agreements or instruments contemplated by this Agreement to be executed by Purchaser, nor the consummation by Purchaser of the Transactions or compliance by Purchaser with any of the provisions hereof or thereof will (i) conflict with or constitute a breach of or default under any of its charter or bylaws, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under, any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Purchaser is a party or by which Purchaser or any of its properties or assets may be bound, (iii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation application to Purchaser or any of its properties or assets or (iv) except for applicable requirements of the HSR Act, require any order, consent, approval or authorization of, or notice to, or declaration, filing, application, qualification or registration with, any Governmental Entity, except with respect to the foregoing clauses
         (ii)-(iv) as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the Transactions;

                  (f) Purchaser (i) is a sophisticated Person with respect to the purchase of the Claims and the WCG Note, (ii) is able to bear the economic risk associated with the purchase of the Claims and the WCG Note, (iii) has adequate information concerning the business and financial condition of the Debtors and the status of the Bankruptcy Case to make an informed decision regarding the purchase of the Claims and the WCG Note, (iv) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the purchase of rights and assumption of liabilities of the type contemplated in this Agreement and (v) has independently and without reliance upon Seller, and based on such information as Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Purchaser has relied upon Seller's express representations and warranties in this Agreement. Purchaser acknowledges that Seller has not given Purchaser any investment advice, credit information or opinion on whether the purchase of the Claims and the WCG Note is prudent;

                  (g) No broker, finder or other Person acting under Purchaser's authority is entitled to any broker's commission or other fee in connection with the Transactions for which Seller could be responsible;

                  (h) Purchaser has and will have on the Closing Date sufficient funds available to it to pay the Purchase Price and all contemplated fees and expenses of Purchaser related to the Transactions; and

                  (i) Except for the representations and warranties contained in this Section 3.02, neither Purchaser nor any other Person makes any other express or implied representation or warranty to Seller.

         Section 3.03. Survival. All the representations and warranties of Seller and Purchaser set forth in this Article III shall survive the Closing.

                                   ARTICLE IV

                            COVENANTS AND AGREEMENTS

         Section 4.01. February 23, 2002 Letter. Purchaser hereby agrees to be bound by Seller's obligations under the Letter Agreement dated February 23, 2002, between Seller and WCG (the "February 23 Agreement"), including, without limitation, paragraphs 1 and 4(e) thereof, with respect to the Claims, the WCG Note and the Excluded Claims.

         Section 4.02. Communications Investment. Purchaser agrees to use its commercially reasonable best efforts to satisfy the terms and conditions of the Investment Agreement.

         Section 4.03. No Shop. During the period from the date of this Agreement to the earlier of (i) the Closing Date and (ii) the date this Agreement is terminated, Seller and its Subsidiaries shall not, and shall use their reasonable best efforts to cause each of their respective directors, officers and agents (including, financial advisors) not to (i) directly or indirectly, initiate or solicit proposals or offers from any Person, other than Purchaser (and its Affiliates and representatives), relating to any acquisition or purchase of all or a portion of the Claims or the WCG Note or (ii) participate in any negotiations or furnish any information with respect to, or facilitate any effort or attempt by any other Person to do or seek any of the foregoing.

         Section 4.04. Impairment. (a) Seller covenants and agrees that from and after the date of this Agreement Seller shall not, and shall cause its Affiliates not to, knowingly take any action or fail to take action that could reasonably be expected to (i) impair materially the Claims or the WCG Note or
(ii) adversely affect in a material way the Plan; and

         (b) Purchaser covenants and agrees that from and after the date of this Agreement, Purchaser shall not, and shall cause its Affiliates not to, knowingly take any action or fail to take action that could reasonably be expected to (i) impair materially the Excluded Claims or (ii) adversely affect in a material way the Plan.

         Section 4.05. Purchaser Support of Plan and TWC Settlement Agreement.
(a) To the extent Purchaser is or becomes a creditor of the Debtors, or otherwise has standing in the Bankruptcy Case, Purchaser shall (i) support and not oppose, the Plan, (ii) use commercially reasonable efforts to obtain as expeditiously as possible, the confirmation and consummation of the Plan and
(iii) support the approval by the Bankruptcy Court of the TWC Settlement Agreement and use commercially reasonable efforts to obtain entry of the TWC Settlement Order.

                  (b) Purchaser shall use commercially reasonable efforts to (1) cause the Plan and a disclosure statement with respect to the Plan (the "Disclosure Statement") to be filed with the Bankruptcy Court as expeditiously as practicable, (2) seek to obtain entry of an order approving the Disclosure Statement as containing "adequate information" as required by section 1125 of the Bankruptcy Code as expeditiously as possible, (3) facilitate the solicitation of votes on the Plan, (4) obtain entry of the Confirmation Order, and (5) cause the Plan Effective Date to occur on or before February 28, 2003.

                  (c) Regardless of whether the Purchaser is a creditor of the Debtors or is a proponent of the Plan, Purchaser shall not (1) object to the Plan, (2) vote against the Plan, (3) take any action that would delay the confirmation and consummation of the Plan, (4) solicit, encourage, entertain, or engage in any inquiries, discussions, offers, proposals, or enter into any agreements, arrangement or understandings, relating to any other chapter 11 plan with respect to the Debtors or any transaction involving the Debtors or their assets that is inconsistent with the Plan and the transactions contemplated hereby, (5) consent to, support or participate in the formulation of any chapter 11 plan for the Debtors other than the Plan, (6) encourage or support in any fashion any Person to vote against or object to the Plan, or (7) take any action directly or indirectly for the purpose of delaying, preventing, frustrating or impeding acceptance, confirmation and consummation of the Plan.

         Section 4.06. Seller Support of Plan. (a) Seller shall support and not oppose, the Plan, and shall use commercially reasonable efforts to obtain as expeditiously as possible, the confirmation and consummation of the Plan.

                  (b) Seller shall not (1) object to the Plan, (2) vote against the Plan, (3) take any action that would delay the confirmation and consummation of the Plan, (4) solicit, encourage, entertain, or engage in any inquiries, discussions, offers, proposals, or enter into any agreements, arrangement or understandings, relating to any other chapter 11 plan with respect to the Debtors or any transaction involving the Debtors or their assets that is inconsistent with the Plan and the transactions contemplated hereby, (5) consent to, support or participate in the formulation of any chapter 11 plan for the Debtors other than the Plan, (6) encourage or support in any fashion any Person to vote against or object to the Plan, or (7) take any action directly or indirectly for the purpose of delaying, preventing, frustrating or impeding acceptance, confirmation and consummation of the Plan.

         Section 4.07. Voting. Until the Closing Date, Seller shall have sole authority to exercise all voting and other rights and remedies with respect to the Claims, the WCG Note (in its capacity as agent of the Indenture Trustee under the Trust Note Indenture) and the Plan, and Purchaser shall have no right to act as agent for Seller in respect of any matter relating to the Claims, the WCG Note or the Plan; provided, that Seller agrees not to exercise such voting and other rights and remedies in a manner inconsistent with the terms of this Agreement; and provided, further, that to the extent practicable, prior to exercising any such voting or other rights or remedies, Seller shall notify Purchaser of any such proposed exercise.

         Section 4.08. Seller Rights. Except as specifically provided in this Agreement, nothing shall restrict the right, power or ability of Seller to take any action it deems necessary or appropriate to protect its interests, including, without limitation, with respect to any Causes of Action that (i) WCG or any other Person may have against Seller or any of its Affiliates, or (ii) relate to the Claims or the WCG Note.

         Section 4.09. Non-assumption of Liabilities. It is expressly agreed that Purchaser is not assuming any of Seller's obligations or liabilities to WCG as a result of the Transactions.

         Section 4.10. Condition of Claims and WCG Note. PURCHASER AGREES THAT THE CLAIMS AND THE WCG NOTE BEING SOLD HEREUNDER ARE BEING SOLD WITHOUT ANY WARRANTY OR REPRESENTATION WHATSOEVER (EXPRESS OR IMPLIED), EXCEPT AS SPECIFICALLY STATED HEREIN AND THAT, EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES, THE SALE OF THE CLAIMS BY SELLER AND OF THE WCG NOTE BY SELLER IN ITS CAPACITY AS AGENT OF THE INDENTURE TRUSTEE UNDER THE TRUST NOTE INDENTURE TO PURCHASER IS MADE ON AN "AS IS, WHERE IS" BASIS, WITH ALL DEFECTS AND IMPAIRMENTS OF ANY KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, MATURE OR LATENT, WHICH MAY AFFECT THE AMOUNT, PRIORITY, VALIDITY, ENFORCEABILITY, ALLOWABILITY OR RECOVERY OF SUCH CLAIMS OR THE WCG NOTE IN THE BANKRUPTCY CASE (INCLUDING, WITHOUT LIMITATION, THE AMOUNT OF EQUITY RECEIVED UNDER THE PLAN) OR OTHERWISE; SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, IN EITHER ITS

INDIVIDUAL CAPACITY OR ITS CAPACITY AS AGENT OF THE INDENTURE TRUSTEE UNDER THE TRUST NOTE INDENTURE, REGARDING THE AMOUNT, VALIDITY, ENFORCEABILITY OR ALLOWABILITY OF THE CLAIMS OR THE WCG NOTE, AND PURCHASER ASSUMES ALL RISKS WITH RESPECT THERETO (AND SHALL HAVE NO RIGHT, CLAIM, CAUSE OF ACTION OR REMEDY AGAINST SELLER THEREFOR).

         Section 4.11. Make-Whole Provision. (a)Purchaser hereby agrees that, if within one year of the Closing Date, Purchaser or any of its Affiliates directly or indirectly sells, exchanges or disposes of (or enters into an agreement or agreements with respect thereto) the Claims and/or the WCG Note or any consideration received in exchange therefor pursuant to a chapter 11 plan with respect to Communications (including, without limitation, any equity or debt security of any Person (the "Claims Exchange Consideration")), or receives a divided, payment or similar distribution from Communications, Reorganized Communications, any of their respective Subsidiaries or any successors thereof as a consequence of a sale of assets of, or transaction involving, Communications, Reorganized Communications, any of their respective Subsidiaries or any successors thereof (or enters into an agreement or agreements with respect thereto) resulting in an aggregate payment to Purchaser and/or its Affiliates of greater than One Hundred Eighty Million Dollars ($180,000,000) (it being expressly agreed that Fifty Four and Fifty Four Hundredths Percent (54.54%) of (i) the proceeds of each sale, exchange or other disposition by Purchaser and/or any of its Affiliates of any equity or debt security of any Person received by Purchaser and/or any of its Affiliates during such year in conjunction with or pursuant to a chapter 11 plan with respect to Communications and (ii) each dividend, payment or similar distribution received by Purchaser from Communications, Reorganized Communications, any of their respective Subsidiaries or any successors thereof during such year as a consequence of a sale of assets of, or transaction involving, Communications, Reorganized Communications or any of their respective Subsidiaries or any successors thereof, shall be allocated to the Claims Exchange Consideration for purposes of determining any payment(s) due Seller under this Section 4.11), Purchaser shall, within three (3) Business Days of the consummation of such transaction, pay to Seller in immediately available funds (except as provided in Section 4.11(b)) to an account designated by Seller in writing, an amount equal to the product of
(x) Fifty Percent (50%) multiplied by (y) the excess of the aggregate payment over One Hundred Eighty Million Dollars ($180,000,000); provided, that such payment shall be allocated pro rata among the Claims and the WCG Note in proportion to their allocated portion of the Purchase Price in Section 2.07; and, provided, further, that with respect to the portion of such payment attributable to the WCG Note or any consideration received in exchange therefor pursuant to a chapter 11 plan with respect to Communications, Seller will receive such payment in its capacity as the agent of the Indenture Trustee under the Trust Note Indenture. Purchaser agrees that it will notify Seller in writing within three (3) Business Days of entering into a transaction or agreement of the type set forth in this Section 4.11.

         (b) In the event the consideration received or to be received by Purchaser in a transaction of the type set forth in Section 4.11(a) is to be paid in whole or in part other than in Dollars, for purposes of Section 4.11(a), the value of such consideration shall be mutually agreed between Purchaser and Seller. Notwithstanding anything in this Agreement to the contrary, in the event Purchaser receives non-Dollar consideration in a transaction of the type set forth in Section 4.11(a), unless otherwise agreed between Purchaser and Seller in accordance with the previous sentence, any payment by Purchaser to Seller under Section 4.11(a) shall be made pro rata (based on the amount of non-Dollar consideration relative to the amount of Dollar consideration received by Purchaser in such transaction(s)) in such non-Dollar consideration.

         Section 4.12. HSR Act. Purchaser agrees to cause to be made all appropriate filings under the HSR Act with respect to the Transactions as soon as reasonably practicable after the date of this Agreement and to diligently pursue termination of the waiting period under the HSR Act.

         Section 4.13. Covenant to Satisfy Conditions. Each party hereto agrees to use all commercially reasonable best efforts to insure that the conditions set forth in Article V hereof are satisfied, insofar as such matters are within the control of such party.

         Section 4.14. Further Assurances. Each party shall execute and deliver such other documents and instruments and take such further actions, as may be reasonably required by the other party in order to consummate the Transactions contemplated hereby.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         Section 5.01. Conditions to Purchaser's Obligation to Effect the Closing. The obligation of Purchaser to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless validly waived in writing by Purchaser:

                  (a) Representations and Warranties. All of the representations and warranties of Seller set forth in this Agreement that are qualified as to materiality shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date, other than representations and warranties that speak as of a specific date or time (which need only be so true and correct as of such date or time).

                  (b) Seller's Performance of Covenants. Seller shall not have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of Seller to be performed or complied with by it under this Agreement.

                  (c) Injunctions. On the Closing Date, there shall not be any injunction, writ, preliminary restraining order or other order in effect of any nature issued by a Governmental Entity of competent jurisdiction that restrains, prohibits or limits, in whole or in material part, the consummation of the Transactions.

                  (d) HSR Act. The applicable waiting period under the HSR Act with respect to the Transactions shall have expired or been terminated.

                  (e) SBC Consent. SBC (on behalf of itself and its Affiliates) shall have consented to (i) the April 23, 2001 transactions pursuant to which the stock in WCG held by Seller was dividended to Seller's shareholders and (ii) the transactions contemplated by the Plan and the Investment Agreement, such consents to be in form and substance reasonably satisfactory to Purchaser, with Purchaser's approval not to be unreasonably withheld or delayed, provided, however, that this condition may be satisfied as to any of clauses (i) or (ii) if Purchaser seeks or directs Communications to seek and, subsequently, a court of competent jurisdiction shall have entered an order reasonably satisfactory to Purchaser providing that SBC does not have and will not have a right to terminate the Master Alliance Agreement between SBC and WCL, dated February 12, 1999 by reason of the transactions contemplated by clauses (i) or (ii), as applicable.

                  (f) Closing Deliveries. Seller shall have made all closing deliveries to Purchaser as set forth in Section 2.05.

                  (g) Confirmation of Plan. The Bankruptcy Court shall have entered an order (the "Confirmation Order"), confirming the Plan, which shall have become a Final Order, and the Plan shall have been consummated and become effective and binding on WCG and all creditors, interest holders and parties in interest.

The foregoing conditions are for the sole benefit of Purchaser and may be waived by Purchaser, in whole or in part, at any time and from time to time in its sole discretion.

         Section 5.02. Conditions to Seller's Obligation to Effect the Closing. The obligation of Seller to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless waived in writing by Seller:

                  (a) Representations and Warranties. All of the representations and warranties of Purchaser set forth in this Agreement that are qualified as to materiality shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date, other than representations and warranties that speak as of a specific date or time (which need only be so true and correct as of such date or time).

                  (b) Purchaser's Performance of Covenants. Purchaser shall not have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant to be performed or complied with by it under this Agreement.

                  (c) Injunctions. On the Closing Date, there shall not be any injunction, writ, preliminary restraining order or other order in effect of any nature issued by a Governmental Entity of competent jurisdiction that restrains, prohibits or limits, in whole or in material part, the consummation of the Transactions.

                  (d) Communications Investment. Purchaser shall have consummated the Communications Investment concurrently with the Closing.

                  (e) Closing Deliveries. Purchaser shall have made all closing deliveries to Seller as set forth in Section 2.06.

                  (f) Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order (which shall be reasonably satisfactory to Seller), which shall have become a Final Order, and the Plan (and all of the transactions contemplated thereby) shall have been consummated and become effective and binding on WCG and all creditors, interest holders and parties in interest.

                  (g) Building Purchase. The Building Purchase shall have been consummated or shall be consummated concurrently with the Closing.

                  (h) Settlement Order. The TWC Settlement Order shall have become a Final Order and all of the transactions contemplated thereby shall have been consummated.

The foregoing conditions are for the sole benefit of Seller and may be waived by Seller, in whole or in part, at any time and from time to time in its sole discretion.

                                   ARTICLE VI

                                   TERMINATION

         Section 6.01. Termination. This Agreement may be terminated or abandoned at any time prior to the Closing Date:

                  (a) By the mutual written consent of Purchaser and Seller;

                  (b) By Purchaser or Seller if any Governmental Entity with jurisdiction over the subject matter of this Agreement shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting in whole or in material part the consummation of the Transactions and such order, decree, ruling or other action shall have become a Final Order;

                  (c) By Purchaser or Seller if the Bankruptcy Court denies approval of the TWC Settlement Agreement, or, in any event, if the TWC Settlement Order is not entered by October 15, 2002;

                  (d) By Purchaser or Seller in the event of a material breach of this Agreement by the other party, which breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within thirty (30) days following receipt by the breaching party from the other party of written notice of such breach (specifying in reasonable detail the claimed breach and demand of its cure);

                  (e) By Seller in the event any of the conditions set forth in
         Section 5.02 becomes incapable of being satisfied on or before February 28, 2003; and

                  (f) By Purchaser or Seller if the Closing has not occurred on or before February 28, 2003; unless the failure of such consummation shall be due to the failure of such party to comply in all material respects with the representations, warranties, agreements and covenants contained herein or to be performed by such party on or prior to February 28, 2003.

         Section 6.02. Effect of Termination. In the event of the termination or abandonment of this Agreement by any party hereto pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination or abandonment of this Agreement is made, and there shall be no liability or obligation thereafter on the part of Purchaser or Seller except (A) as set forth in Section 6.03, (B) for fraud and (C) for willful breach of this Agreement prior to such termination or abandonment of the Transactions.

         Section 6.03. Liquidated Damages. In the event of the termination by Purchaser of this Agreement pursuant to Section 6.01(d) (provided that Purchaser is not then in material breach of this Agreement), Seller shall, within three
(3) Business Days of such termination, pay to Purchaser in immediately available funds to an account designated by Purchaser in writing Five Million Dollars ($5,000,000). The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages with respect to the foregoing upon any termination of this Agreement where a fee is or may become payable in accordance with this Section 6.03, the right to payment: (i) constitutes a reasonable estimate of the damages that will be suffered by reason of any such proposed or actual termination of this Agreement, and (ii) shall be in full and complete satisfaction of any and all damages arising from the foregoing.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01. Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses, except as specifically provided to the contrary in this Agreement.

         Section 7.02. Extension; Waiver. At any time prior to the Closing, each of the parties hereto may (i) extend the time for the performance of any of the obligations or acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance with any of the agreements of the other party contained herein, or (iv) waive any condition to its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

         Section 7.03. Transfer Taxes. In accordance with Section 1146(c) of the Bankruptcy Code, the instruments transferring the Claims and the WCG Note to Purchaser shall contain the following endorsement:

                  "Because this [instrument] has been authorized pursuant to Order of the United States Bankruptcy Court for the Southern District of New York relating to a chapter 11 plan of Williams Communications Group, Inc. and the order of the Honorable Burton R. Lifland, United States Bankruptcy Judge, it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C. Section 1146(c)."

         Section 7.04. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

                  if to Purchaser to:

                  Leucadia National Corporation
                  315 Park Avenue South
                  New York, NY 10010
                  Attention:
                  Facsimile:

                  with a copy (which shall not constitute notice) to:

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, NY 10022
                  Attention: Michael L. Cook, Esq.
                             Michael R. Littenberg, Esq.
                  Facsimile: (212) 593-5955

                  if to Seller to:

                  The Williams Companies, Inc.
                  One Williams Center
                  Tulsa, OK 74172
                  Attention: William von Glahn, Esq.
                             Brian Shore, Esq.
                  Facsimile: (918) 573-5942

                  with a copy (which shall not constitute notice) to:

                  White & Case LLP
                  1155 Avenue of the Americas
                  New York, NY 10036
                  Attention: John Reiss, Esq.
                  Facsimile: (212) 354-8113

                  and

                  White & Case LLP
                  First Union Financial Center
                  200 South Biscayne Boulevard
                  Miami, FL 33131-2352
                  Attention: Thomas E Lauria, Esq.
                  Facsimile: (305) 358-5744
                  or to such other address, telecopier number or person's attention as a party may from time to time designate in writing in accordance with this Section. Each notice or other communication given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been received (a) on the Business Day it is sent, if sent by personal delivery or telecopied, or (b) on the first Business Day after sending, if sent by overnight delivery, properly addressed and prepaid or (c) upon receipt, if sent by mail (regular, certified or registered); provided, however, that notice of change of address shall be effective only upon receipt. The parties agree that delivery of process or other papers in connection with any action or proceeding in connection with this Agreement in the manner provided in this Section 7.04, or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

         Section 7.05. Entire Agreement; Amendment. This Agreement, the Confidentiality Agreement and other schedules and exhibits hereto constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and supersede and cancel all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties, oral and written, with respect to the subject matter hereof. This Agreement may only be modified or amended by a written instrument executed by the parties hereto.

         Section 7.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the provisions thereof relating to conflicts of law).

         Section 7.07. Jurisdiction. Purchaser and Seller each hereby irrevocably and unconditionally submit to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, but solely in any action or proceedings to enforce this Agreement. Each of the parties hereto agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         Section 7.08. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts and by facsimile, with the same effect as if all parties had signed the same document. All such counterparts are to be deemed an original, construed together and constitute one and the same instrument.

         Section 7.09. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction, will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

         Section 7.10. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and not to affect the interpretation hereof.

         Section 7.11. Assignment. Neither this Agreement nor the rights or the obligations of any party hereto are assignable in whole or in part (whether by operation of law or otherwise), without the written consent of the other party and any attempt to do so in contravention of this Section 7.11 will be void; except that Purchaser may assign any or all of its rights (but not its obligations) hereunder to any Affiliate of Purchaser; provided, that no such assignment shall relieve Purchaser of its obligations hereunder.

         Section 7.12. Successors and Assigns. This Agreement, including the representations, warranties and covenants contained in this Agreement, shall inure to the benefit of, be binding upon and be enforceable by and against the parties and their respective successors and permitted assigns.

         Section 7.13. No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto, their respective successors and permitted assigns, and the Persons identified as beneficiaries herein.

         Section 7.14. Publicity. The parties agree that until the Plan Effective Date, or the date the Transactions are terminated or abandoned pursuant to Article VI, neither Seller nor Purchaser nor any of their respective Affiliates, shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the Transactions or the Plan without prior consultation with the other(s), except as may be (a) required by Applicable Law, which shall include such filings and/or statements as any party shall determine to be necessary or advisable in its reasonable judgment in order to comply with its obligations under the Securities Exchange Act of 1934, as amended, or (b) appropriate to the Debtors' administration of the Bankruptcy Case.

                  IN WITNESS WHEREOF, Seller and Purchaser have executed this Purchase and Sale Agreement by their duly authorized officers as of the date first set forth above.

                                       THE WILLIAMS COMPANIES, INC.



                                       By: /s/ Jack D. McCarthy
                                          --------------------------------------
                                          Name: Jack D. McCarthy
                                          Title: Senior Vice President - Finance
                                                   Chief Financial Officer

                                       LEUCADIA NATIONAL CORPORATION



                                       By: /s/ Barbara L. Lowenthal
                                          --------------------------------------
                                          Name: Barbara L. Lowenthal
                                          Title: Vice President

                                                                       EXHIBIT A



                                      PLAN

                                                                       EXHIBIT B



                            FORM OF CLAIMS ASSIGNMENT

                                                                       EXHIBIT C



                              INVESTMENT AGREEMENT

                                                                       EXHIBIT D



                            TWC SETTLEMENT AGREEMENT